UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549


                       FORM 8-K


                   CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                    Date of Report
                         (Date of earliest event reported)
                    October 27, 2005


              THE COMMERCE GROUP, INC.
            (Exact name of registrant as specified in its charter)


 Massachusetts      001-13672        04-2599931
   (State or other           (Commission File           (IRS Employer
    jurisdiction                 Number)                Identification
    of incorporation)                                       No.)


211 Main Street, Webster, Massachusetts  01570
    (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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The Commerce Group, Inc.
Form 8-K
October 27, 2005

Section 2.  Financial Information
     Item 2.02  Results of Operations and Financial Condition

     The following information is being furnished under Item 2.02 - Results of Operations and Financial Condition. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

     On October 27, 2005, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended September 30, 2005. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.




                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           October 27, 2005




                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer

                                          Exhibit 99.1
Press Release

RELEASE:    Immediate (October 27, 2005)

CONTACT:    Randall V. Becker, Treasurer
            Treasurer
            (508) 949-4129

                           The Commerce Group, Inc.
                   Announces 2005 Third Quarter Results
                           and Comparison to 2004

WEBSTER, Mass., October 27, 2005 -- The Commerce Group, Inc.
(NYSE:CGI) today reported 2005 third quarter results. Net earnings were $59.8 million, or $1.77 per diluted share, compared to net earnings of $54.3 million or $1.64 per diluted share for 2004.

During the third quarter of 2005, the Company had net realized investment gains of $0.2 million with no reportable per share effect, compared to net realized investment losses of $2.2 million or $0.04 per diluted share in the third quarter of 2004. A complete breakdown of this information is included in the attached tables.

Earned premiums were $428.3 million for the third quarter of 2005, compared to $413.8 million for 2004. A schedule of direct premiums written to earned premiums is included in the attached tables.

The third quarter GAAP consolidated combined ratio was 88.1%, compared to 88.6% for 2004. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the third quarter of 2005 decreased to 56.1% from 57.5% during the same period last year. The improvement was the result of several factors, including: (1) improved current year results and continued favorable prior years' loss development from Commonwealth Automobile Reinsurers (CAR); (2) an increase in average earned premium revenue per automobile; and, (3) a decline in the current year personal and commercial automobile bodily injury claim frequency, coupled with a decrease in personal automobile physical damage claim frequency, offset by a reduced amount of favorable voluntary loss reserve development compared to the third quarter of last year. The Company's GAAP consolidated underwriting ratio increased to 32.0%, as compared to 31.1% for last year's third quarter, primarily as a result of higher accrued agents' profit sharing and slightly higher 2005 policy year mandated Massachusetts personal automobile commission rates.

Cumulative September 30, 2005 Results

Net earnings for the first nine months of 2005 were $180.4 million, or $5.33 per diluted share, compared to net earnings of $142.7 million or $4.35 per diluted share for 2004.

During the first nine months of 2005, the Company had net realized investment gains of $20.8 million or $0.40 per diluted share, compared to net realized investment gains of $9.6 million or $0.19 per diluted share in the same period of 2004. A complete breakdown of this information is included in the attached tables.
MORE

CGI 3Q'05 Earnings Release (page 2 of 6)

Earned premiums were $1,279.3 million for the first nine months of 2005, compared to $1,213.8 million for 2004. A schedule of direct premiums written to earned premiums is included in the attached tables.

The 2005 nine-month GAAP consolidated combined ratio was 88.8%, compared to 91.0% for 2004. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the first nine months of 2005 decreased to 61.8% from 65.6% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) improved results from CAR;
(3) a decrease in the current year personal and commercial automobile bodily injury claim frequency, partially offset by an increase in physical damage claim frequency and a reduced amount of favorable voluntary loss reserve development compared to 2004. The Company's GAAP consolidated underwriting ratio increased to 27.0% for the first nine months of 2005, as compared to 25.4% for the same period of 2004, primarily as a result of significantly higher accrued agents' profit sharing and slightly higher 2005 policy year mandated Massachusetts personal automobile commission rates. The higher accrued agents' profit sharing is an outcome of substantially better underwriting results for the first nine months of 2005 versus the comparable period in 2004.

A complete presentation of September 30, 2005 and 2004 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available by Friday morning on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At September 30, 2005, the Company had authority to purchase approximately 858,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP).

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A. M. Best Company, based on 2004 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.
M. Best.

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.

MORE

CGI 3Q'05 Earnings Release (page 3 of 6)

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

* the possibility of severe weather and adverse catastrophe experiences;
*   adverse trends in claim severity or frequency;
*   adverse state and federal regulations and legislation;
*   adverse judicial decisions;
* adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
*   interest rate risk;
* rate making decisions for private passenger automobile policies in Massachusetts;
*   potential rate filings;
*   heightened competition;
*   concentration of business within Massachusetts;
* market disruption in Massachusetts, if competitors exited the market or become insolvent;
*   dependence on our executive officers; and,
* the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. (Tables Follow)

CGI 3Q '05 Earnings Release (page 4 of 6)


THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
September 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                       Sept. 30,     Sept. 30,
                                                                         2005          2004
Assets:
Investments
  Fixed maturities, at market                                        $ 1,991,574   $ 1,672,827
  Preferred stocks, at market                                        $   446,036   $   421,373
  Common stocks, at market                                           $   116,776   $    96,725
  Preferred stock mutual fund, at equity                             $    71,330   $    56,051
  Mortgage loans and collateral notes receivable                     $    17,296   $    14,390
  Cash and cash equivalents                                          $    27,662   $   107,224
  Other investments, at equity                                       $    29,090   $    35,791

      Total investments                                              $ 2,699,764   $ 2,404,381

Accrued investment income                                            $    22,076   $    19,511
Premiums receivable                                                  $   508,192   $   486,480
Deferred policy acquisition costs                                    $   185,195   $   175,555
Property and equipment, net                                          $    59,397   $    51,529
Due from reinsurers                                                  $   145,832   $   135,687
Residual market receivable                                           $   202,865   $   214,069
Deferred income taxes                                                $    51,431   $    43,876
Current income taxes                                                 $     6,517   $       -
Receivable for securities sold                                       $        10   $       521
Other assets                                                         $    20,058   $    18,757

      Total assets                                                   $ 3,901,337   $ 3,550,366

Liabilities:
Unpaid losses and LAE                                                $ 1,000,997   $ 1,012,871
Unearned premiums                                                    $ 1,002,710   $   958,979
Bonds payable                                                        $   298,337   $   298,135
Current income taxes                                                 $       -     $     1,031
Deferred income                                                      $     9,845   $    10,537
Accrued agents' profit sharing                                       $   153,561   $    77,264
Payable for securities purchased                                     $    12,392   $       221
Outstanding checks payable                                           $    42,117   $    38,800
Advance premiums and commissions payable                             $    29,407   $    27,875
Other liabilities                                                    $    86,719   $    74,369

      Total liabilities                                              $ 2,636,085   $ 2,500,082

Minority interest                                                    $     5,742   $     4,872

Stockholders' equity:
Preferred stock                                                      $       -     $        -
Common stock                                                         $    20,458   $    20,258
Paid-in capital                                                      $   148,130   $   127,159
Net accumulated other comprehensive income (loss)                    $    (1,676)  $    11,788
Retained earnings                                                    $ 1,312,814   $ 1,108,298

      Stockholders' equity before treasury stock                     $ 1,479,726   $ 1,267,503

Treasury stock                                                       $  (220,216)  $  (222,091)

      Total stockholders' equity                                     $ 1,259,510   $ 1,045,412

      Total liabilities, minority interest and stockholders' equity  $ 3,901,337   $ 3,550,366

Common shares outstanding                                             33,653,202    33,159,981

Stockholders' equity per share                                       $     37.43   $     31.53

CGI 3Q '05 Earnings Release (page 5 of 6)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPRESHENSIVE INCOME
Three and Nine Months Ended September 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited


                                                               Three Months Ended                Six Months Ended
                                                                 September 30,                    September 30,
                                                                 2005         2004               2005          2004
Revenues:
  Earned premiums                                                   $   428,297   $    413,751         $ 1,279,291    $  1,213,830
  Net investment income                                             $    30,040   $     30,021         $    90,360    $     85,730
  Premium finance and service fees                                  $     7,210   $      7,312         $    21,455    $     21,377
  Net realized investment gains (losses)                            $       196   $     (2,247)        $    20,800    $      9,610
  Other income (loss)                                               $       (11)  $          2         $         4    $        115

      TOTAL REVENUES                                                $   465,732   $    448,839         $ 1,411,910    $  1,330,662

Expenses:
  Losses and LAE                                                    $   240,279   $    237,918         $   790,174    $    796,606
  Policy acquisition costs                                          $   134,715   $    128,457         $   346,766    $    318,881
  Interest expense & amortization of bond fees                      $     4,584   $      4,608         $    13,711    $     13,703

      TOTAL EXPENSES                                                $   379,578   $    370,983         $ 1,150,651    $  1,129,190

      Earnings before income taxes and minority interest            $    86,154   $     77,856         $   261,259    $    201,472

Income taxes                                                        $    26,084   $     23,329         $    80,146    $     58,233

      Earnings before minority interest                             $    60,070   $     54,527         $   181,113    $    143,239

Minority interest in net earnings of subsidiary                     $      (240)  $       (213)        $      (683)   $       (495)

      NET EARNINGS                                                  $    59,830   $     54,314         $   180,430    $    142,744

COMPREHENSIVE INCOME                                                $    45,029   $     87,923         $   162,351    $    125,449

EARNINGS PER COMMON SHARE:
  BASIC                                                             $      1.78   $       1.65         $      5.38    $       4.37
  DILUTED                                                           $      1.77   $       1.64         $      5.33    $       4.35

Cash dividends paid per common share                                $      0.38   $       0.33         $      1.09    $       0.98

Weighted average shares outstanding:
  BASIC                                                              33,631,090     32,984,958          33,563,163      32,652,594
  DILUTED                                                            33,875,796     33,196,077          33,843,042      32,808,858

CGI 3Q '05 Earnings Release (page 6 of 6)

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Nine Months September 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended                 Six Months Ended
                                                                 September 30,                    September 30,
                                                                 2005         2004               2005          2004

ADDITIONAL EARNINGS INFORMATION:
Direct premiums written to earned premiums reconciliation:
  Direct premiums written                                           $  479,076    $  466,612          $ 1,470,088     $ 1,433,185
  Assumed premiums                                                  $   18,435    $   24,799          $   107,679     $   102,369
  Ceded premiums                                                    $  (76,084)   $  (75,239)         $  (211,347)    $  (195,949)

    Net written premiums                                            $  421,427    $  416,172          $ 1,366,420     $ 1,339,605
    Decrease (increase) in unearned premiums                        $    6,870    $   (2,421)         $   (87,129)    $  (125,775)

      Earned premiums                                               $  428,297    $  413,751          $ 1,279,291     $ 1,213,830

GAAP consolidated operating ratios:   (1)
  Loss ratio                                                              56.1%         57.5%                61.8%           65.6%
  Underwriting ratio                                                      32.0%         31.1%                27.0%           25.4%
    Combined ratio                                                        88.1%         88.6%                88.8%           91.0%

GAAP operating ratios for combined insurance subsidiaries only:   (2)
  Loss ratio                                                              55.5%         57.3%                61.1%           64.9%
  Underwriting ratio                                                      31.4%         30.8%                26.4%           24.8%
    Combined ratio                                                        86.9%         88.1%                87.5%           89.7%

Breakdown of net realized investment gains (losses):
  Fixed maturities                                                  $    1,882    $     (635)         $    19,899     $     2,636
  Preferred stocks                                                  $    1,176    $    4,109          $     2,182     $    11,309
  Common stocks                                                     $      (53)   $      227          $       911     $     5,171
  Preferred stock mutual funds:
    Due to increase (decrease) in NAV                               $   (1,411)   $    3,153          $     1,230     $         7
    Due to sales                                                    $       -     $       47          $        -      $        85
  Venture capital fund investments                                  $      217    $    3,258          $     1,826     $     4,773
  Other                                                             $     (726)   $       (7)         $      (396)    $      (204)
  Other than temporary writedowns                                   $     (889)   $  (12,399)         $    (4,852)    $   (14,167)

    Net realized investment gains (losses) before tax               $      196    $   (2,247)         $    20,800     $     9,610
  Income tax expense (benefit) at 35%                               $       69    $     (786)         $     7,280     $     3,364

    Net realized investment gains (losses) after tax                $      127    $   (1,461)       $    13,520     $     6,246

    Per diluted share net realized gains (losses) after tax         $     0.00    $    (0.04)         $      0.40     $      0.19

CGI 3Q '05 Earnings Release (page 6 of 6) Continued

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPRESHENSIVE INCOME
Three and Nine Months Ended September 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited




 (1) GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $216 and $1,179 for the three months ended and $21,550 and $21,948 for the nine months ended September 30, for 2005 and 2004, respectively.

 (2) GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
     (a)  The loss ratio represents losses and LAE divided by earned premiums;
          and,
     (b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.




















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